UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Euclid Avenue, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

    Alexandria Real Estate Equities, Inc., a Maryland corporation (“Alexandria” or the "Company"), held its 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) on May 16, 2023. At the 2023 Annual Meeting, there were present in person or by proxy 157,477,871 shares of Alexandria’s common stock, representing stockholders entitled to cast approximately 91% of the total outstanding eligible votes and constituting a quorum. Set forth below are the voting results for the four proposals considered and voted upon at the 2023 Annual Meeting, all of which proposals were described in the 2023 Proxy Statement.

1.    Election of Directors
    Alexandria’s stockholders elected, by the votes indicated below, seven persons to serve as directors of Alexandria until its 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The following table sets forth the results of the voting with respect to each candidate:

Director	For	Against	Abstained	Broker Non-Vote (1)
Joel S. Marcus	135,770,242	18,391,727	31,295	3,284,607
Steven R. Hash	142,252,589	11,909,596	31,079	3,284,607
James P. Cain	97,899,089	56,255,820	38,355	3,284,607
Cynthia L. Feldmann	140,855,061	13,308,771	29,432	3,284,607
Maria C. Freire, Ph.D.	103,805,760	50,350,668	36,836	3,284,607
Richard H. Klein	143,527,328	10,631,115	34,821	3,284,607
Michael A. Woronoff	103,182,123	50,973,347	37,794	3,284,607

(1)    Broker non-votes represent proxies that are uninstructed on a proposal and submitted by brokers or other nominees who lack discretionary authority to vote on the proposal absent instructions from the beneficial owner of shares of stock.

2.    Non-binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers
    Alexandria’s stockholders voted, on a non-binding, advisory basis, to approve the compensation of its named executive officers, as disclosed in Alexandria’s 2023 Proxy Statement. 132,368,176 votes were cast “for” the approval, 21,781,930 votes were cast “against” the approval, and 43,158 votes abstained. Additionally, there were 3,284,607 broker non-votes for this proposal.

3.    Non-binding Advisory Vote to Approve the Frequency of Future Non-binding, Advisory Stockholder Votes on the Compensation of the Company's Named Executive Officers

Alexandria's stockholders voted upon, on a non-binding, advisory basis, the frequency of the future non-binding, advisory stockholder votes on the compensation of the Company's named executive officers, as disclosed in Alexandria's 2023 Proxy Statement. 150,051,050 votes were cast for "one year," 14,455 votes were cast for "two years," 4,100,706 votes were cast for "three years," and 27,053 votes abstained. Additionally, there were 3,284,607 broker non-votes for this proposal.

The results of stockholder vote with respect to the frequency of the advisory vote on executive compensation were consistent with the recommendation of Alexandria's Board of Directors that such vote to be held every year. Accordingly, the Company will hold an annual advisory say-on-pay vote until the next required vote on the frequency of stockholder votes on the compensation of executives.

4.    Ratification of Appointment of Independent Public Registered Accountants
    Alexandria’s stockholders voted to ratify the appointment of Ernst & Young LLP as Alexandria’s independent registered public accountants for the fiscal year ending December 31, 2023. 148,736,689 votes were cast “for” the ratification, 8,680,887 votes were cast “against” the ratification, and 60,295 votes abstained. There were no broker non-votes for this proposal.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Exhibit Title
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

May 19, 2023	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
President and Chief Financial Officer